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                                                      Exhibit (3)-1
                                                      Unicom Corporation
                                                      Form 10-K File No. 1-11375

                               UNICOM CORPORATION
                           ARTICLES OF INCORPORATION


ARTICLE ONE     The name of the corporation is Unicom Corporation

ARTICLE TWO     The name and address of the registered agent and its registered office are:

                Registered Agent:   David A. Scholz

                Registered Office:  10 South Dearborn Street
                                    Post Office Box 767
                                    Chicago, Illinois   60690-0767
                                    Cook County

ARTICLE THREE   The purpose or purposes for which the corporation is organized are to transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation
                Act of 1983, as amended from time to time.

ARTICLE FOUR    Paragraph 1.  The number of shares which the corporation is authorized to issue is 400,000,000 shares of Common Stock, without par value.

                Paragraph 2. Initially, the corporation proposes to issue 100 shares of Common Stock for an aggregate consideration of $1,000.

                Paragraph 3. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote and to cumulate voting in all elections of directors by vote of shareholders.

ARTICLE FIVE    Paragraph 1.  A director of the corporation shall not be
                personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section
                8.65 of the Business Corporation Act of the State of Illinois,
                or (iv) for any transaction from which the director derived an improper personal benefit.  If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further
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                eliminating or limiting the personal liability of Directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this Paragraph 1 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                Paragraph 2. Each person who is or was or had agreed to become a director or officer of the corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employe or agent of the corporation or as a director, officer, employe, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Paragraph 2. Any repeal or modification of this Paragraph 2 shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

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
ARTICLE SIX     (a) It is estimated that the value of all
                    property to be owned by the corporation
                    for the following year wherever
                    located will be:                             $5,476,000,000
                                                                 --------------
                (b) It is estimated that the value of the
                    property to be located within the
                    State of Illinois during the following
                    year will be:                                $   50,000,000
                                                                 --------------
                (c) It is estimated that the gross amount
                    of business that will be transacted by
                    the corporation during the following
                    year will be:                                $  221,000,000
                                                                 --------------
                (d) It is estimated that the gross amount
                    of business that will be transacted from
                    places of business in the State of Illinois
                    during the following year will be:           $  221,000,000
                                                                 --------------
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ARTICLE SEVEN   The undersigned incorporated hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.



Dated  January 28, 1994


     Signature and Name                 Address
     ------------------                 -------



            Ashok K. Lalwani       Sidley & Austin
        ------------------------   One First National Plaza
            Ashok K. Lalwani       Suite 4400
                                   Chicago, Illinois   60603


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